Exhibit 10.3

                    EMPLOYMENT AGREEMENT- PETER D'ERRICO



        January 4, 2000



        Peter D'Errico
        4 Patriot Drive
        South Walpole, MA 02071

        Dear Peter,

        It is my pleasure and honor to offer you on behalf of ESC Medical Systems Inc. the position of Corporate Vice-President of Marketing. This letter will serve as your memorandum of understanding between you and ESC Medical Systems. The terms of this offer are covered below:


        Title:               Corporate Vice-President of Marketing

        Report to:            Lou Scafuri, CEO - North American Operations

        Start Date:          January 6, 2000

        Base Salary:         $155,000 annually, paid on a bi-weekly basis.

        Bonus: Targeted at 50% of base salary at 100% of goals attained; With goals detailed as follows:

                             40% global financial objectives (20% top line /20% bottom line)
                             40% Americas financial objectives(20% top line/20% bottom line)
                             20% MBOs, as follows:

                             1.  Develop marketing plan, coordinating it
                                 with the R&D Process
                             2.  Develop recurring revenue business
                             3. Develop and begin to implement value-added services

        Car Allowance:       $7,200 annualized ($600.00 per month)

        Stock Options:       It will be recommended to the Board
                             of Directors that you be granted 100,000 options of stock in ESC, vesting at the rate of 20,000 shares per year at a share price of $8.00 per share, or, the price of the stock at close of market on the day before you begin your employment with ESC - - - whichever is lower; The authority to grant stock rests solely with the Board of Directors.

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        Benefits:            According to standard benefits of the Company
                             including Health, Dental, Life Insurance and
                             Long Term Disability benefits. You will be eligible to participate in the Company's 401(k) plan for which there will be no waiting period.

        Vacation:            Four (4) weeks

        Severance            In the event it becomes necessary for ESC to
        Agreement:           terminate your employment for reasons other
                             than cause, you will be entitled to six (6) months severance compensation.

        Confidentiality      Attached is a Confidentiality Agreement that
        Agreement:           is an integral part of the employment agreement.

        This position at ESC provides a very exciting opportunity to you and to the company. I have no doubt that you will prove to be successful in the new endeavor and further on in new opportunities to come. Through your acceptance of this offer, you confirm you understand that your compensation, benefits, as well as other Company policies, rules, regulations and procedures, - except for the at will term - of your employment, may be altered, amended or discontinued from time to time at the sole discretion of ESC Medical Systems. Not withstanding any prior representation, express or implied, you acknowledge that your continued employment is terminable at the will of either party at any time with or without cause. This at-will relationship may only be altered by written agreement signed by you and the CEO of ESC Medical Systems - North America.

        Congratulations and Welcome

        Sincerely Yours,
        ESC Medical Systems, Inc.



        Carole F. Longe
        Director of Human Resources
        North America Operations

        I willingly accept the terms of this offer

        __________________________________________
        Peter D'Errico               Date:


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                 CONFIDENTIALITY and NON-COMPETE AGREEMENT



January 4, 2000



Dear Peter,

               ESC Medical Systems, Inc. ("ESC") desires to engage you as an employee. The business of ESC is highly competitive and, in connection with your employment, you will have access to confidential information which may include developments, inventions, technical and engineering data, drawings, specifications, processes, methods, financial information and other information and data of competitive value concerning ESC (collectively, referred to in this Agreement as "Confidential, Sales, Marketing and Customer Information, Customer Goodwill"). As a condition to your employment by ESC, regardless of whether you have and/or entities with which ESC conducts business received remuneration prior to receipt of Confidential Information, you agree as follows:

               1. You recognize and acknowledge the competitive value and confidential nature of all Confidential Information now or hereafter furnished to you or obtained by you from ESC or its representatives and acknowledge that to ESC could suffer substantial, irreparable harm if any of this Confidential Information is disclosed to any third party.

               2. You hereby agree that you will not disclose any of the Confidential Information now or hereafter received or obtained by you (other than information already known to you and which was not obtained through a source under an obligation of confidence to ESC) to any person or entity, other than to an officer of ESC in connection with your work for ESC, unless you have received the prior written consent of ESC. Without limiting the generality of the foregoing, you shall not disclose Confidential Information in any academic writings, speeches, classroom teachings or discussions with colleagues.

               3. All records and other documents, and all copies thereof, relating to Confidential Information (including summaries, analyses and notes of the contents or parts thereof), whether delivered by ESC or prepared by you shall be given to ESC upon ESC's request and no copies shall be retained by you. All such records, documents and copies are the sole property of ESC. Return of such documents shall in no event relieve you of any obligation of confidentiality contained herein respecting such information.

               4. You shall not use any of the Confidential Information now or hereafter received or obtained by you in furtherance of your personal research, career or business, or the business of your employer or any other organization, excepting only ESC, unless such information has become public other than as a result of acts by you.

               5. You agree to and hereby do, assign and transfer to ESC (without any separate remuneration or compensation), all right, title and interest in and to any research and other information, inventions, discoveries and improvements incorporating any Confidential Information, together with the right to file for United States and foreign patents and trademarks thereon. You shall promptly disclose to ESC such research and other information, inventions, discoveries and improvements incorporating any Confidential Information and you agree to assist in the filing of any such patent or trademark applications.


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               6. For so long as you are engaged as a employee of ESC or
are otherwise performing any services for ESC, and for a period of one year thereafter, you will not act as an employee, owner or a consultant or otherwise participate in or assist any business engaged in the development, manufacture or sale of medical devices used primarily for the treatment of varicose veins, port wine stains, hair removal, skin resurfacing, or the removal of other skin markings using flash lamp or laser technology, in any state of the United States in which ESC did business or planned to do business at any time within two (2) years prior to the last date that you were employed by or provided services to ESC.

               7. You represent and warrant that your employment by ESC will not violate any other agreement to which you are a party. This Confidentiality Agreement is entered into for the benefit of ESC and each of its subsidiaries and affiliates. This Agreement may only be modified in writing signed by you and ESC. This Agreement is governed by the laws of the State of Massachusetts, including Massachusetts' choice of law rules.

               Please acknowledge and confirm your agreement as to the matters set forth above by countersigning and returning this letter.



Agreed as of the date hereof:

______________________________________
Peter D'Errico

______________________________________
Date


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